EXHIBIT 3(ii)


                                      BYLAWS OF

                  FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


                                      ARTICLE I

                                SHAREHOLDERS' MEETING


SECTION 1. Annual Meeting. The Annual Meeting of the Shareholders for the election of the Directors and for the transaction of any other business pertaining to the corporation
(whether or not stated in the notice of the meeting) shall be held on the fourth Thursday in the month of June at such time, and place as the Board of Directors, by resolution, shall determine.

SECTION 2. Special Meetings. Special Meetings of the Shareholders shall be called whenever ordered by the Chairman of the Board, the President, a quorum of the Board of
Directors, or the holders of at least one-quarter (1/4) of the total amount of stock issued and outstanding. Notice of the meeting may be waived and neither the business to be transacted at, nor the purpose of the meeting, need be specified in the waiver of notice. In the absence of waiver of notice, the purposes for which the meeting is called shall be stated in the notice and no other corporate action shall be taken without the consent of all Shareholders entitled to vote.

SECTION 3. Place of Meetings. All meetings of the Shareholders shall be held at the principal office of the corporation or at such other place or places, within or without the
State of New York, as shall from time to time be designated by the Board of Directors.

SECTION 4. Notice of Meetings. Notice of all meetings, regular or special, shall be given by mailing to each Shareholder entitled to vote thereat, directed to his or her address as it appears on the records of the corporation, at least ten days and not more than fifty days before such meeting, a written or printed notice of the time, place, and purpose or purposes thereof.

SECTION 5. Quorum. The holders of a majority of the outstanding stock of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for all purposes. In the absence of a quorum, the Shareholders entitled to vote thereat, represented in person or by proxy, may adjourn the meeting to a day certain.

SECTION 6. Voting. At all meetings of Shareholders each share of stock held by a
Shareholder, represented in person or by proxy, shall be entitled to one vote. Proxies shall be in writing and shall be signed by the Shareholder or the Shareholder's attorney-in-fact.
Two inspectors of election shall be appointed by the Chairman of the meeting at any
Shareholders' Meeting at which inspectors are required. The Directors shall be elected by ballot, and each fully-paid share of stock shall be entitled to one vote. Shares may be voted by proxy, signed by the person legally entitled to vote the same. Each Shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares of stock held by him, multiplied by the number of Directors to be elected.


                                     ARTICLE II

                                 BOARD OF DIRECTORS


SECTION 1. Number and Authority. The business and property of this corporation shall be conducted and managed by a Board of Directors consisting of not more than 21 Directors and not less than 9 Directors, the exact number thereof to be fixed and determined by action taken from time to time by the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director. All directors shall be at least 18 years of age, a majority shall be citizens and residents of the United States and not less than three directors shall be residents of the State of New York. Further, persons who are not officers or salaried employees of the corporation or of any entity controlling, controlled by or under common control with it and who are not beneficial owners of a controlling interest in the voting stock of the corporation or any such entity (hereinafter referred to as "Independent
Directors") shall constitute at least one-third of the Directors and at least one-third of the membership of each Committee of the Board of Directors.

SECTION 2. Election. At each annual meeting of Shareholders, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he or she is elected and until his or her successor has been elected and qualified, subject to removal as hereinafter provided. No election of a
Director pursuant to this Section shall be valid unless a notice of election shall have been filed with the Superintendent of Insurance of the State of New York

(the "Superintendent
of Insurance") at least 10 days prior to the election date.

SECTION 3. Removal and Vacancies. Any or all Directors may be removed at any time, with or without cause, by a majority vote of the Shareholders, who shall thereupon elect a successor Director or Directors to fill the vacancy or vacancies at a Special Meeting of
Shareholders called for such purpose. A vacancy in the Board of Directors, other than one occurring by reason of removal by Shareholders, shall be filled by the Board of Directors to serve until the next annual meeting of the Shareholders. Where the number of Directors is increased, additional Directors may be elected by the Board of Directors to serve until the next annual meeting of the Shareholders. No successor Directors shall take office until 10 days after a notice of election shall have been filed with the Superintendent of Insurance.

SECTION 4.  Annual Meeting.  The Annual Meeting of the Board of
Directors shall be held
at the meeting next following the Annual Meeting of the Shareholders.
SECTION 5.  Other Meetings.  Other Meetings of the Board of
Directors may be called by
order of the Chairman of the Board, the President, or the Secretary or by a majority of the Board of Directors. There shall be at least three such meetings held during each year.

SECTION 6. Place of Meetings. Meetings of the Board of Directors shall be held at the principal office of the corporation or at such other place within or without the State of New
York as may be designated in the notice thereof.

SECTION 7. Notice of Meetings. Notice of meetings of the Board of Directors shall be given by mailing to each member at least three days before such meeting, a written or printed notice of the time and place thereof. Such notice may also be given by telefax sent at least one day before such meeting.

SECTION 8. Business Transacted at Meetings. Any business may be transacted and any corporate action taken at any meeting of the Board of Directors whether stated in the notice of such meeting or not, except as otherwise expressly required by law. One or more members of the Board or any Committee thereof may participate in any meeting of the
Board or of any such Committee by means of a conference telephone or any similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting. Any action required or permitted to be taken at a meeting of the Board of
Directors or any Committee thereof may be taken without a meeting if all members of the
Board or such Committee, as the case may be, consent thereto in writing and that such writing or writings are filed with the minutes of proceedings of the Board or such
Committee.

SECTION 9.  Quorum.  A majority of the number of Directors fixed by
Section 1 shall
constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that at least one Independent Director is present. If a quorum is not present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, for a period not to exceed 60 days at any one adjournment.

SECTION 10. Interest of Directors. Consistent with the requirements of Section 713 of the New York Business Corporation Law, any Director may vote or act on behalf of the corporation in contracting with any other company although he may be a Shareholder,
Director, or Officer of such other company.

SECTION 11. Indemnification of Directors. The corporation may, by resolution of the
Board of Directors, indemnify and save harmless out of the funds of the corporation to the extent permitted by applicable law, any Director, Officer, or employee of the corporation or any member or officer of any Committee, and his or her heirs, executors, and administrators, from and against all claims, liabilities, costs, charges, and expenses whatsoever that any such Director, Officer, employee, or any such member or officer sustains or incurs in or about any action, suit, or proceeding that is brought, commenced, or prosecuted against him or her for or in respect of any act, deed, matter, or thing whatsoever, made, done, or permitted by him or her in or about the execution of the duties of his or her office or employment with the corporation, in or about the execution of his or her duties as a Director or Officer of another company which he or she so serves at the request and on behalf of the corporation, or in or about the execution of his or her duties as a member or officer of any such Committee, and all other claims, liabilities, costs, charges, and expenses that he or she sustains or incurs, in or about or in relation to any such duties or the affairs of the corporation, the affairs of such other company which he or she so serves or the affairs of such Committee, except such claims, liabilities, costs, charges, or expenses as are occasioned by acts or omissions which were in bad faith, involved intentional misconduct, a violation of the New York Insurance Law or a knowing violation of any other law or which resulted in such person personally gaining in fact a financial profit or other advantage to which he or she was not entitled. The corporation may, by resolution of the Board of
Directors, indemnify and save harmless out of the funds of the corporation to the extent permitted by applicable law, any Director, Officer, or employee of any subsidiary corporation of the corporation on the same basis and within the same constraints as described in the preceding sentence. No payment of indemnification shall be made unless notice has been filed with the Superintendent of Insurance pursuant to Section 1216 of the
New York Insurance Law.



                                     ARTICLE III

                                     COMMITTEES


SECTION 1.  Appointment.   The Board of Directors shall have the
power to appoint
Committees and to grant them powers and duties not inconsistent with the laws of the State of New York, its Charter and these Bylaws. All Committees shall consist of not less than three members, provided that where the minimum required number of Directors is increased to thirteen pursuant to the provisions of the Charter, such Committees shall consist of at least five members.
SECTION 2.  Independent Director Committees.   The Board of
Directors shall establish
one or more Committees composed solely of Independent Directors.
Such Committee or
Committees shall have the responsibility for recommending the selection of independent certified public accountants, reviewing the corporation's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for director for election by Shareholders, evaluating performance of officers of the corporation deemed to be principal officers and recommending to the Board of Directors their selection and compensation and recommending any plan to issue options to officers and employees for the purchase of shares of its stock.

SECTION 3.    Other Committees.   All other Committees established
by the Board of
Directors shall have at least one member who is an Independent
Director.

SECTION 4. Quorum. All of the members of any Committee consisting of three Directors shall constitute a quorum for the transaction of business. In the case of Committees consisting of more than three members, a majority shall constitute a quorum.


                                     ARTICLE IV

                                      OFFICERS


SECTION 1. Duties in General. All Officers of the corporation, in addition to the duties prescribed by the Bylaws, shall perform such duties in the conduct and management of the business and property of the corporation as may be determined by the Board of Directors.
In the case of more than one person holding an office of the same title, any one of them may perform the duties of the office except insofar as the Board of
Directors, or the President may otherwise direct.

SECTION 2. Number and Designation. The Officers of the corporation shall be a
Chairman of the Board, a President, one or more Vice Presidents, one or more Secretaries, one or more Treasurers, one or more Assistant Secretaries, one or more Assistant
Treasurers, and such other Officers and Committees as the Board of Directors may from time to time deem advisable. It shall be permissible for the same person to hold more than one office, except that the offices of President and Secretary shall not be held by the same person.

SECTION 3. Election and Term of Office. The Board of Directors shall elect from their number a President and shall appoint a Secretary, Treasurer, and such other Officers as shall be prescribed in the Bylaws, and shall fill any vacancy that may occur. Such persons shall hold office until the meeting of the Board of Directors following the next annual meeting of the Shareholders. Any officer may be removed by the Board of Directors, with or without cause.

SECTION 4.  Chairman of the Board.  The Chairman of the Board of
Directors shall
preside at all meetings of the Shareholders and at all meetings of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 5. President. The President, in the absence of the Chairman of the Board, shall preside at all meetings of the Shareholders and of the Board of Directors. He shall have the powers and perform the duties usually pertaining to the Office of President.

SECTION 6. Vice Presidents. The Vice Presidents shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or by the President. The Board of Directors or the President may from time to time determine the order of priority as between two or more Vice Presidents.

SECTION 7. Secretary. The Secretary shall keep the minutes of the meetings of the
Shareholders, of the Board of Directors, and of the Executive and Investment Committees;
shall issue notices of meetings; shall have custody of the corporation's seal and corporate books and records; shall have charge of the issuance, transfer, and cancellation of stock certificates; shall have authority to attest and affix the corporate seal of any instruments executed on behalf of the corporation; and shall perform such other duties as are incident to his or her office and as are required by the Board of Directors or the President.

SECTION 8. Assistant Secretaries. The Assistant Secretaries in order of their priority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the
Secretary, and shall have such other powers and perform such other duties as may be assigned to them from time to time by the Board of Directors or the President.

SECTION 9. Treasurer. The Treasurer shall have custody of the funds and securities of the corporation and shall deposit the same in such banks or depositories as the Board of
Directors or the President may direct. The Treasurer may, under the direction of the Board of Directors, disburse all monies and sign checks or other instruments drawn on or payable out of the funds of the corporation, which, however, shall be countersigned by the President, a Vice President, the Secretary, or an Assistant Secretary, or an Assistant Treasurer. He shall also make such transfers of the securities of the corporation as may be ordered by the Board of Directors or the President. In general, the Treasurer shall perform all of the duties incident to his or her office and such other duties as are required of him by the Board of Directors or the President.

SECTION 10. Assistant Treasurers. The Assistant Treasurers in order of their priority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and perform such other duties as may be assigned to them from time to time by the Board of Directors or the President.

SECTION 11. Other Officers. Other Officers who may from time to time be elected by the
Board of Directors shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President.

SECTION 12. Compensation. The compensation of the Officers shall be fixed by the
Board.


                                      ARTICLE V

                                    CAPITAL STOCK


SECTION 1. Certificates. Every Shareholder shall be entitled at his or her request to a certificate signed by the President or a Vice President, and also by the Secretary or an
Assistant Secretary or the Treasurer or an Assistant Treasurer and under the seal of the corporation, certifying the number of shares to which he is entitled.

SECTION 2. Transfers. Transfers of stock may be made on the books of the corporation only by the holder thereof in person or by his or her attorney duly authorized thereto in writing and upon surrender and cancellation of the certificate therefor duly assigned or accompanied by a duly executed stock power.

SECTION 3. Lost or Destroyed Certificates. The Board of Directors may order a new certificate to be issued in place of a certificate lost or destroyed upon proof of such loss or destruction and upon tender to the corporation by the Shareholder of a bond in such amount and in such form and with or without surety as may be ordered, indemnifying the corporation against any liability, claim, loss, cost, or damage by reason of such loss or destruction and the issuance of a new certificate.

SECTION 4. Dividends. Dividends may be declared from the legally available surplus of the corporation at such times and in such amounts as the Board of Directors may determine.
Such dividends on the capital stock of the corporation may not be declared by a Committee of the Board. Notice of intention to declare a dividend shall be filed with the
Superintendent of Insurance not less than 30 days in advance of the proposed declaration.


                                     ARTICLE VI

                                   CORPORATE FUNDS



SECTION 1. Deposits. Checks, drafts, bills, notes, negotiable instruments or any other orders for the payment of money or evidence of indebtedness payable to and received by the corporation may be endorsed for deposit to the credit of the corporation by such
Officers or agents of the corporation as the Board of Directors may determine and may be endorsed for deposit to the credit of agents of the corporation in such manner as the Board of Directors may direct.

SECTION 2. Withdrawals. All disbursements of the funds of the corporation shall be made by check, draft, or other order signed by such Officers or other persons as the Board of
Directors may from time to time authorize to sign the same.


                                     ARTICLE VII

                              MISCELLANEOUS PROVISIONS


SECTION 1. Voting Stock of Other Corporations. The President, any Vice President, or any other Officer designated by the Board of Directors may execute in the name of the corporation and attach the corporate seal to any proxy or power of attorney authorizing the proxy or proxies or attorney or attorneys named therein to vote the stock of any corporation held in this corporation on any matter on which such stock may be voted. If any stock owned by this corporation is held in any name other than the name of this corporation, instructions as to the manner in which such stock is to be voted on behalf of this corporation may be given to the holder of record by the President, any Vice President, or any other
Officer designated by the Board of Directors.

SECTION 2. Notices. Any notice under these Bylaws may be given by mail by depositing the same in a post office or postal letter box or postal mail chute in a sealed postpaid wrapper addressed to the person entitled thereto at his or her address as the same appears upon the books or records of the corporation or at such other address as may be designated by such person except that notice which may be given by telegram may be telegraphed to such person at such address; and such notice shall be deemed to be given at the time such notice is mailed or telegraphed.

SECTION 3. Waiver of Notice. Any Shareholder, Director, or member of the Executive or Investment Committees may at any time waive any notice required to be given under these Bylaws in accordance with the provisions of the New York Business Corporation Law, including written waiver executed before, at, or after the meeting or by presence at the meeting.

                                    ARTICLE VIII

                                     AMENDMENTS


The Bylaws may be amended in whole or in part by the Board of Directors. Any such amendment shall not be effective until approved by the Superintendent of Insurance pursuant to Section 1210 of the New York Insurance Law.


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